Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (File Nos. 333-
269316, 333-269317, and 333-279996) of our report dated March 20, 2026, relating to our audit of the consolidated financial statements of First Seacoast Bancorp, Inc. and Subsidiaries, which report appears in this Annual Report on Form 10-K of First Seacoast Bancorp, Inc. and
Subsidiaries for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

March 20, 2026